Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of EXACT Sciences Corporation (the “Company”) on Form 10-Q for the period ending March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Don M. Hardison, Chief Executive Officer of the Company, Harry W. Wilcox, III, Senior Vice President, Chief Financial Officer and Treasurer of the Company and Charles R. Carelli, Jr., Controller and Principal Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to our knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Don M. Hardison

Don M. Hardison
President, Chief Executive Officer and Director
May 6, 2005

/s/ Harry W. Wilcox, III

Harry W. Wilcox, III
Senior Vice President, Chief Financial Officer and Treasurer
(Principal Financial Officer)
May 6, 2005

/s/ Charles R. Carelli, Jr.

Charles R. Carelli, Jr.
Controller and Principal Accounting Officer
May 6, 2005